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                                                                    EXHIBIT 99.7

                    Form of Nominee Holder Certificate Form

                          MIDWAY AIRLINES CORPORATION

                         NOMINEE HOLDER CERTIFICATION

     The undersigned, a bank, broker, trustee, depositary or other nominee holder of subscription rights ("Rights") to purchase shares of common stock, par value $0.01 ("Common Stock"), of Midway Airlines Corporation (the "Company") pursuant to the Rights Offering described and provided for in the Company's prospectus dated __________, 2000 (the "Prospectus"), hereby certifies to the Company and to First Union National Bank, as Subscription Agent for the Rights Offering, that:

     (1) the undersigned has exercised the number of Rights specified below pursuant to the Basic Subscription Privilege (as described in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as described in the Prospectus), listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner); and

     (2) each such beneficial owner's Basic Subscription Privilege has been exercised in full if it is exercising its Over-Subscription Privilege.

                                                                   Number of Shares
   Number of Shares            Rights Exercised Pursuant      Subscribed to Pursuant to
Owned on The Record Date    to Basic Subscription Privilege  Over-Subscription Privilege
--------------------------  -------------------------------  ---------------------------
1.________________________  _______________________________  ___________________________

2.________________________  _______________________________  ___________________________

3.________________________  _______________________________  ___________________________

4.________________________  _______________________________  ___________________________

5.________________________  _______________________________  ___________________________

[Name of Bank, Broker, Trustee, Depositary or Other Nominee]


By:   ____________________
      Name:
      Title:

                    Substitute Form W-9 for Use with Rights Offering